Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Mark Desky

(312) 604-5470

mdesky@inwk.com

InnerWorkings Appoints Joseph Busky Chief Financial Officer

Chicago, IL July 1, 2008 - InnerWorkings, Inc. (NASDAQ: INWK), a leading global provider of managed print and promotional solutions to corporate clients, today announced that Joseph Busky will be joining the Company as Chief Financial Officer. Busky, 40, will succeed Nick Galassi, who has decided to pursue other opportunities. Busky will assume the role effective July 16, 2008, and Galassi will stay with the Company through early August to assist with the transition.

Busky brings almost 20 years of extensive domestic and international finance and business experience to InnerWorkings. He most recently served as Corporate Vice President, Chief Accounting Officer at Dade Behring, Inc., a multi-billion dollar global company, and held this position until the purchase of Dade Behring, Inc. by Siemens Healthcare in late 2007. Upon the purchase by Siemens, Busky assumed the role of Vice President, Corporate Controller for the Siemens Healthcare Diagnostics division. Previously, Busky served in various roles of increasing responsibility at Dade Behring, Inc. including as Vice President, Treasurer, Vice President, Corporate Controller, and Vice President, Corporate Planning. Before joining Dade Behring, Inc. in 1997, Busky worked in the audit function of Price Waterhouse for nine years. Busky is a CPA and earned a BBA in Accounting and an MBA, both from Loyola College.

“Joe brings a wealth of financial, operating and international experience that will enhance the Company’s ability to drive our next stage of growth toward our goal of becoming a billion dollar business,” said Steven E. Zuccarini, Chief Executive Officer of InnerWorkings. “I look forward to working with Joe as we build on our strong foundation and continue to execute our business strategy. Nick has been an integral part of our success at InnerWorkings, and we wish him the very best in his future endeavors.”

“This transition is part of our long-term succession planning. We worked extensively with a preeminent search firm and met with a large number of highly qualified candidates before selecting Joe,” Zuccarini continued.

“I am very proud of what we have accomplished, transitioning from a private start-up when I joined the Company to a publicly traded market leader,” said Galassi. “After four years serving as the Chief Financial Officer of InnerWorkings, I have decided it is time to pursue other interests.”

“I am honored to be assuming CFO responsibilities at this exciting time in InnerWorkings’ history,” said Busky. “The management team has laid a strong foundation, and I will focus on supporting InnerWorkings’ multi-faceted growth strategy. I look forward to working with Steve and the rest of the management team to achieve the Company’s goals.”

About InnerWorkings, Inc.

InnerWorkings, Inc. (NASDAQ: INWK) is a leading global provider of managed print and promotional solutions to corporate clients across a wide range of industries. With proprietary technology, an extensive supplier network and domain expertise, the Company procures, manages and delivers printed materials and promotional products as part of a comprehensive outsourced enterprise solution. The Company is based in Chicago with other offices in the United States and in the United Kingdom. For more information on InnerWorkings, visit: www.inwk.com.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of the most recent Form 10-K we recently filed with the SEC.